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                                                                  EXHIBIT 4.9.1

                               FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, is dated and effective as of September 29, 2000, by and between Netzee, Inc., a Georgia corporation (the "Company") and Bruce R. Gall & Associates, Inc., a California corporation ("Seller"), both for itself and as the holder of a majority of the Registrable Securities (as defined in the Registration Rights Agreement (as defined below)).

                              W I T N E S S E T H:

         WHEREAS, the Company, Seller and the shareholders of Seller entered into a Registration Rights Agreement, dated as of December 15, 1999 (the "Registration Rights Agreement"), in connection with the acquisition by Netcal, Inc., a wholly-owned subsidiary of the Company, of substantially all of the assets of Seller, formerly known as DPSC Software, Inc.; and

         WHEREAS, the parties to the Registration Rights Agreement desire to amend such agreement, in accordance with the terms and provisions of Section 15 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereby agree as follows:


         1. REFERENCES TO "SERIES A PREFERRED STOCK." All references to shares of the Company's "Series A 8% Convertible Preferred Stock" and the defined term "Preferred Stock" in the Registration Rights Agreement shall hereby be amended to refer to shares of the Company's Series B Convertible 8% Preferred Stock (the "Series B Preferred Stock").

         2. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

         3. AMENDMENT OF DEMAND REGISTRATION RIGHTS. The parties hereby amend Section 2(a) of the Registration Rights Agreement as follows:

                  (a) The final date for Holders of at least 50% of the Preferred Stock outstanding to notify the Company of the exercise of the demand registration rights described in Section 2(a) of the Registration Rights Agreement shall be extended from February 1, 2000 to February 1, 2001.

                  (b) The date upon which the Company shall be required to file a registration statement under the Securities Act shall be extended from March 31, 2000 to April 2, 2001.


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                  (c)      The Company shall be permitted to file a registration
statement covering the Demand Shares on any form that the Company is then permitted or required to use with respect to the registration of the Demand Shares under the 1933 Act and all applicable state securities laws.

         4. NO EFFECT OF PRIOR NOTICE. The notice previously given on February 1, 2000 by the Holders of at least 50% of the Preferred Stock outstanding (the "Requesting Holders") to exercise their demand registration rights pursuant to Section 2(a) of the Registration Rights Agreement shall have no force and effect and the Requesting Holders shall be treated for purposes of the Registration Rights Agreement as if no such notice had been given, and no registration pursuant to Section 2(a) shall be deemed to have been requested or made.

         5. NO EFFECT OF PRIOR POSTPONEMENT. The notice previously given on March 29, 2000 by the Company to the Requesting Holders exercising its right pursuant to Section 2(d) of the Registration Rights Agreement to delay the filing of the registration statement for up to 120 days shall have no force and effect and the Company shall be treated for purposes of the Registration Rights Agreement as if no such notice had been given.

         6. NO OTHER CHANGES. Except as otherwise provided herein, the terms and provisions of the Registration Rights Agreement shall remain in full force and effect as set forth therein.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Registration Rights Agreement to be executed as of the date first written above.


                                NETZEE, INC.

                                By:      /s/ Richard S. Eiswirth
                                   -----------------------------------------
                                         Richard S. Eiswirth
                                         Senior Executive Vice President and
                                         Chief Financial Officer


                                BRUCE R. GALL & ASSOCIATES, INC.

                                By:      /s/ Bruce R. Gall
                                   -----------------------------------------
                                         Bruce R. Gall
                                         President

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         The undersigned represents that it is the holder of a majority of the outstanding Registrable Securities, taken together as a single class, and the undersigned hereby consents to and approves of all of the amendments to the Registration Rights Agreement set forth herein.


                                     BRUCE R. GALL & ASSOCIATES, INC.

                                     By:      /s/ Bruce R. Gall
                                        ----------------------------------------
                                              Bruce R. Gall
                                              President

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